Exhibit 99.1
                                                                    ------------

Name and Address of Reporting Person:         Credit Suisse First Boston, on
                                              behalf of the Credit Suisse First
                                              Boston business unit
                                              11 Madison Avenue
                                              New York, NY 10010

Issuer Name and Ticker or Trading Symbol:     Nextel Partners, Inc. (NXTP)

Statement for Month/Day/Year:                 November 19, 2003

Explanation of Responses:
-------------------------

(1)        In accordance with Securities and Exchange Commission Release No.
           34-39538 (January 12, 1998), this statement is being filed by Credit Suisse First Boston (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office is Eleven Madison Avenue, New York, New York 10010.

           The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation. The address of CSFBI's principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group, a corporation formed under the laws of Switzerland ("CSG").

           Certain entities that constitute part of the Reporting Person sold common shares of the Issuer directly or indirectly. The following table sets forth the applicable entity and the aggregate amount of common shares sold by such entity:



           ------------------------------------------------------------------ -----------------------------------------------------
           Entity                                                             Amount of Common Shares Sold
           ------                                                             ----------------------------

           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ Merchant Banking Partners II, L.P.                                                                        5,048,154
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ Merchant Banking Partners II-A, L.P.                                                                        201,041
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ Offshore Partners II, C.V.                                                                                  248,242
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ Diversified Partners, L.P.                                                                                  295,137
           ------------------------------------------------------------------ -----------------------------------------------------
            DLJ Diversified Partners-A, L.P.                                                                               109,606
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ Millennium Partners, L.P.                                                                                    81,623
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ Millennium Partners A, L.P.                                                                                  15,918
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ EAB Partners, L.P.                                                                                           22,666
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJMB Funding II, Inc.                                                                                          797,925
           ------------------------------------------------------------------ -----------------------------------------------------
           UK Investment Plan 1997 Partners                                                                                112,560
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ ESC II, L.P.                                                                                              1,057,413
           ------------------------------------------------------------------ -----------------------------------------------------
           DLJ First ESC, L.P.                                                                                               9,715
           ------------------------------------------------------------------ -----------------------------------------------------

           CSG is a global financial services company with two distinct business units. In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse Financial Services business unit. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

           CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management and the Credit Suisse Financial Services business unit) may beneficially own securities of the Company, and such securities are not reported in this statement. CSG disclaims beneficial ownership of shares of Common Stock beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. The Reporting Person disclaims beneficial ownership of shares of Common Stock beneficially owned by CSG, Asset Management and the Credit Suisse Financial Services business unit.

           The Reporting Person disclaims beneficial ownership of securities held directly by any entity described herein except with respect to the Reporting Person's proportionate interest in or ownership of such entity. The filing of this statement shall not be construed for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, as an admission of beneficial ownership of the securities reported on this statement.